As filed with the Securities and Exchange Commission on April 11, 2001

                                      Registration No. _________

================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ____________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                        ____________________

                      PENNS WOODS BANCORP, INC.
        (Exact name of Registrant as specified in its charter)

           Pennsylvania                       23-2226454
   (State or other jurisdiction             (I.R.S. Employer
 of incorporation or organization)       Identification Number)

           Penns Woods Bancorp, Inc. 1998 Stock Option Plan
                         (Full title of Plan)

                         Penns Woods Bancorp, Inc.
                             300 Market Street
                    Williamsport, Pennsylvania 17701
                             (570) 322-1111
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Theodore H. Reich
                                Chairman
                         Penns Woods Bancorp, Inc.
                             300 Market Street
                    Williamsport, Pennsylvania 17701
                              (570) 322-1111
           (Name, address, including zip code, and telephone number, including area code, of agent for service)



                            Copies to:

                      David W. Swartz, Esquire
                         Stevens & Lee, P.C.
                       111 North Sixth Street
                            P.O. Box 679
                 Reading, Pennsylvania  19603-0679
                           (610) 478-2000
                       ____________________

                   CALCULATION OF REGISTRATION FEE

                               Proposed   Proposed    Amount
Title of each                  Maximum    Maximum     of
Class of         Amount        Offering   Aggregate   Regist-
Securities to    to be         Price per  Offering    ration
Registered(1)    Registered    Share(2)   Price(2)    Fee

Common Stock,     100,000       $28.45   $2,845,000   $711.25
par value $10.00
per share

(1) Based on the maximum number of shares of Penns Woods Bancorp, Inc. common stock, par value $10.00 per share, authorized for issuance under the plan set forth above. An indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the plans are also hereby registered.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the bid and asked prices for a share of the Registrant's common stock on April 9, 2001.

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                           PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(b) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 10 pursuant to which the Registrant registered the Common Stock pursuant under Section 12(g) of the Exchange Act; and

(c) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Company provide for (1) indemnification of directors, officers, employees and agents of the Registrant and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits

     Exhibits:

Number  Title

 4.1 Articles of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 of Registrant's Registration
        Statement No. 333-65821 on Form S-4.)

 4.2 By-Laws of Registrant (Incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement
        No. 333-65821 on Form S-4.)

 5.1    Opinion of Stevens & Lee, P.C.

16.1 Letter re: change in certifying accountant (Incorporated by reference to Exhibit 16.1 of Registrant's Current
        Report on Form 8-K filed September 23, 1999.)

23.1    Consent of Stevens & Lee, P.C. (included in
        Exhibit 5.1).

23.2    Consent of Independent Auditors.

24.1    Power of Attorney (included on signature page).

99.1    Penns Woods Bancorp, Inc. 1998 Stock Option Plan.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has authorized this registration statement to be signed on its behalf by the undersigned in the Town of Williamsport, Commonwealth of Pennsylvania on March 27, 2001.

                             PENNS WOODS BANCORP, INC.

                             By:  /s/ Ronald A. Walko
                                Ronald A. Walko
                                President and Chief
                                Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore H. Reich, Ronald A. Walko, or David W. Swartz, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and this requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed below by the following persons and in the capacities and on the dates stated.

       Signature

/s/ Theodore H. Reich          Chairman          March 27, 2001
Theodore H. Reich

/s/ Ronald A. Walko            Director,         March 27, 2001
Ronald A. Walko                President and
                               Chief Executive
                               Officer (Principal
                               Executive Officer)

/s/ Sonya E. Scott             Chief Accounting  March 27, 2001
Sonya E. Scott                 Officer
                               (Principal
                               Financial and
                               Accounting
                               Officer)

/s/ Phillip H. Bower           Director          March 27, 2001
Phillip H. Bower

/s/ Lynn S. Bowes              Director          March 27, 2001
Lynn S. Bowes

/s/ Michael J. Casale, Jr.     Director          March 27, 2001
Michael J. Casale, Jr.

/s/ H. Thomas Davis, Jr.       Director          March 27, 2001
H. Thomas Davis, Jr.

/s/ William S. Frazier         Director          March 27, 2001
William S. Frazier

/s/ James M. Furey, II         Director          March 27, 2001
James M. Furey, II

/s/ Allan W. Lugg              Director          March 27, 2001
Allan W. Lugg

/s/ Jay H. McCormick           Director          March 27, 2001
Jay H. McCormick

/s/ R. Edward Nestlerode, Jr.  Director          March 27, 2001
R. Edward Nestlerode, Jr.

/s/ James E. Plummer           Director          March 27, 2001
James E. Plummer

/s/ William H. Rockey          Director          March 27, 2001
William H. Rockey



                        EXHIBIT INDEX

Number   Title

 5.1     Opinion of Stevens & Lee, P.C.

23.2     Consent of Independent Auditors.

99.1     Penns Woods Bancorp, Inc. 1998 Stock Option Plan.

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